Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

September 4, 2013

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

Ladies and Gentlemen:

We have acted as counsel to Benefitfocus, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (No. 333-190610), as amended (the “Registration Statement”), and the prospectus included therein (the “Prospectus”), as publicly filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on August 14, 2013, as subsequently amended on or about the date hereof, pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the registration of an aggregate of up to 5,175,000 shares of the Company’s common stock, $0.001 par value per share (the “Stock”), consisting of (i) up to 3,000,000 shares of Stock that will be issued by the Company (the “Company Shares”), and (ii) up to an aggregate of 2,175,000 shares of Stock (the “Selling Stockholder Shares”) that will be sold by selling stockholders of the Company (the “Selling Stockholders”), including up to 675,000 shares purchasable by the underwriters upon exercise of an over-allotment option granted to the underwriters by the Company. The Company Shares and the Selling Stockholder Shares are referred to herein collectively as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Some of the Securities will be uncertificated as of the closing of the offering described in the Registration Statement. We assume that issued Securities will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing any such issued Securities has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, if not already outstanding, and the delivery of any Securities, the Registration Statement will have been declared effective under the Act, and the Securities will have been registered under the Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities. Additionally, we have assumed that the corporate restructuring described in the Registration Statement has taken effect.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

1.	The up to 3,000,000 Company Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable; and

2.	The up to 2,175,000 Selling Stockholder Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP